Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Corporation Announces Second-Quarter 2010 Financial Results

Company Delivers Improved Bottom-line Performance and Reduces Funded Debt by $10.6 Million

WALTHAM, MA, August 5, 2010 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced its financial results for the second quarter ended June 30, 2010.

Mac-Gray reported second-quarter revenue from continuing operations of $78.5 million, compared with $80.8 million in the second quarter of 2009.  Income from continuing operations for the second quarter of 2010 was $1.2 million, or $0.09 per diluted share, compared with a loss from continuing operations of $1.0 million, or $0.07 per share, for the second quarter of 2009.  Second-quarter 2010 income from continuing operations includes a pre-tax gain of $2.0 million related to derivative instruments and $138,000 in incremental proxy-related costs.  Second-quarter 2009 loss from continuing operations included an unrealized gain of $439,000 related to derivative instruments and $593,000 in incremental proxy-related costs.  Excluding these items from both periods, adjusted net income from continuing operations for the second quarter of 2010 was $28,000, or $0.00 per diluted share, compared with an adjusted net loss from continuing operations of $914,000, or $0.07 per share, for the same period of 2009.

Please refer to Table 1, included at the end of this news release, for a reconciliation of net income/loss from continuing operations, as reported, to net income/loss from continuing operations, as adjusted.

For the second quarter of 2010, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) from continuing operations was $17.5 million, compared with $15.9 million in the year-earlier quarter.  EBITDA from continuing operations, excluding all gains relating to derivative instruments and incremental proxy-related costs, was $15.6 million for the second quarter of 2010, compared with $16.0 million in the year-earlier quarter.

Please refer to Table 2, included at the end of this news release, for a reconciliation of net income from continuing operations to EBITDA from continuing operations and EBITDA from continuing operations, as adjusted.

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Comments on the Second Quarter

“Our financial results for the second quarter of 2010 reflect our efforts to carefully manage our cost structure,” said Stewart G. MacDonald, Mac-Gray’s chief executive officer.  “We achieved higher gross margin and operating margins despite a decrease in year-over-year revenue. These operating results, in combination with sharply lower interest expense, enabled us to deliver an improved bottom-line performance.  During the second quarter, we also lowered our funded debt balance by $10.6 million, bringing our year-to-date total debt reduction to $27.7 million.  In addition, our capital expenditures were $7.4 million compared with $6.2 million a year ago, and $3.2 million in the first quarter of this year, as we continue to invest in our most promising markets.”

“Nationwide apartment vacancy rates remain near record levels, which, combined with high unemployment, continue to create a very difficult environment in multi-family housing.  However, there are hints of improvement. The rate of decline in our same location revenue — the only reliable indicator we have for the specific occupancy of the properties we serve — slowed for the second consecutive quarter, which may indicate that the decline is approaching a bottom.  This is further supported by our geographic performance — all of our regions improved from the first quarter, with the biggest improvement being in the Southwest. While immigration issues in the Southwest continue to disrupt not only employment but multi-family housing patterns, our Albuquerque branch has, for the second consecutive quarter, showed the strongest same-location improvement among all our branches nationwide.”

“As we have throughout the recession, during the second quarter we reduced operations expenses through ongoing cost reduction initiatives that have proven to be effective.  Additionally, for the quarter, despite lower revenue, our SG&A percentage also improved slightly to 10.5% of revenue compared with 10.7% a year ago.”

“Interest expense in the second quarter declined by more than 23% due to our consistent debt reduction as well as the Company’s new interest rate structure.  The $100 million interest rate protection agreement that the Board authorized in the first quarter has been highly successful in the current rate environment.  We believe it will continue to provide us with significant savings in the near-term as a sudden shift in rates appears unlikely given the nation’s continued economic uncertainty.”

Outlook

“The slight signs of stabilization in the multi-housing marketplace are encouraging but we believe it may still be several quarters before we can determine if it has truly entered a recovery phase where overall growth is again possible.  Therefore, we intend to remain cautious about capital allocation.  While we continue to add new accounts, we also will continue to avoid spending capital on low-return, multi-year contracts.  We will continue applying our free cash to debt reduction in this environment.  It is a formula that has served us well during these past two years.”

“Our core business remains highly resilient and has demonstrated that it can generate substantial cash flow even in recessionary times. Given our strong cash flow generation, our primary objectives for 2010 are to maintain the relative size of our portfolio by deploying capital in the most promising markets; to continue to steadily reduce our funded debt; and to take advantage of attractive acquisition opportunities,” MacDonald concluded.

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Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, visit the “Investor Relations” section of the Company’s website at www.macgray.com or dial (877) 407-5790 or (201) 689-8328.

If you are unable to listen to the live call, you can access a replay at www.macgray.com.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 88,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations for maintaining the size of its portfolio, debt reduction, interest expense, and acquisitions.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

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MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010

Revenue from continuing operations	$80,832	$78,541	$166,116	$160,044
Cost of revenue:
Cost of facilities management revenue	52,936	51,579	105,923	103,994
Depreciation and amortization	12,218	11,424	24,420	22,575
Cost of products sold	3,725	3,559	7,066	6,111
Total cost of revenue	68,879	66,562	137,409	132,680

Gross margin	11,953	11,979	28,707	27,364

Operating expenses:
Selling, general and administration expenses	8,619	8,214	17,088	16,619
Gain on sale or disposal of assets, net	(74)	(78)	(501)	(113)
Incremental costs of proxy contests	593	138	971	235
Total operating expenses	9,138	8,274	17,558	16,741

Income from continuing operations	2,815	3,705	11,149	10,623

Interest expense, net	4,962	3,800	9,966	7,685
Gain related to derivative instruments	(439)	(1,965)	(501)	(1,723)
Income (loss) from continuing operations before provision for income taxes	(1,708)	1,870	1,684	4,661
Provision (benefit) for income taxes	(704)	641	804	1,960
Income (loss) from continuing operations, net	(1,004)	1,229	880	2,701
Income from discontinued operations, net	136	—	493	44
Loss from disposal of discontinued operations, net of taxes of $384	—	—	—	(294)
Net income (loss)	$(868)	$1,229	$1,373	$2,451
Earnings (loss) per share — basic - continuing operations	$(0.07)	$0.09	$0.07	$0.20
Earnings (loss) per share — diluted - continuing operations	$(0.07)	$0.09	$0.06	$0.19
Earnings (loss) per share — basic - discontinued operations	$0.01	$—	$0.04	$(0.02)
Earnings (loss) per share — diluted - discontinued operations	$0.01	$—	$0.04	$(0.02)
Earnings (loss) per share — basic	$(0.06)	$0.09	$0.10	$0.18
Earnings (loss) per share — diluted	$(0.06)	$0.09	$0.10	$0.17
Weighted average common shares outstanding - basic	13,498	13,791	13,452	13,734
Weighted average common shares outstanding — diluted	13,498	14,405	13,664	14,247

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MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	June 30,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$21,599	$14,192
Trade receivables, net of allowance for doubtful accounts	5,081	4,401
Inventory of finished goods, net	2,172	2,482
Prepaid expenses, facilities management rent and other current assets	14,845	11,610
Current assets from discontinued operations	6,864	—
Total current assets	50,561	32,685
Property, plant and equipment, net	130,541	124,959
Goodwill	59,043	58,826
Intangible assets, net	208,499	201,814
Prepaid expenses, facilities management rent and other assets	11,199	10,371
Non-current assets from discontinued operations	4,433	—
Total assets	$464,276	$428,655

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,543	$4,533
Trade accounts payable and accrued expenses	24,735	20,721
Accrued facilities management rent	21,075	20,011
Current liabilities of discontinued operations	3,087	—
Total current liabilities	54,440	45,265
Long-term debt and capital lease obligations	258,325	231,832
Deferred income taxes	39,159	39,466
Other liabilities	6,393	4,561
Non-current liabilities of discontinued operations	1,424	—
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,631,706 issued and 13,631,530 outstanding at December 31, 2009, and 13,798,735 issued and 13,798,559 outstanding at June 30, 2010)	136	138
Additional paid in capital	78,032	79,886
Accumulated other comprehensive loss	(2,048)	(1,986)
Retained earnings	28,417	29,495
	104,537	107,533
Less: common stock in treasury, at cost (176 shares at December 31, 2009 and June 30, 2010)	(2)	(2)
Total stockholders’ equity	104,535	107,531
Total liabilities and stockholders’ equity	$464,276	$428,655

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MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income from Continuing Operations to

Adjusted Net Income from Continuing Operations

(In thousands, except  per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010

Income (loss) from continuing operations, net, as reported	$(1,004)	$1,229	$880	$2,701
Income (loss) from discontinued operations, including loss on disposal of discontinued operations net of taxes of $384	136	—	493	(250)
Net income (loss), as reported	$(868)	$1,229	$1,373	$2,451

Income (loss) from continuing operations before provision for income taxes, as reported	$(1,708)	$1,870	$1,684	$4,661
Gain on sale of real estate (1)	—	—	(403)	—
Gain related to derivative instruments (2)	(439)	(1,965)	(501)	(1,723)
Incremental costs of proxy contests	593	138	971	235
Income (loss) from continuing operations before provision for income taxes, as adjusted	(1,554)	43	1,751	3,173
Provision (benefit) for income taxes, as adjusted	(640)	15	836	1,336

Income (loss) from continuing operations, as adjusted	(914)	28	915	1,837
Income from discontinued operations	136	—	493	44
Loss from disposal of discontinued operations, net of taxes of $384	—	—	—	(294)
Net income (loss), as adjusted	$(778)	$28	$1,408	$1,587

Diluted earnings (loss) per share from continuing operations, as adjusted	$(0.07)	$0.00	$0.07	$0.13
Diluted earnings (loss) per share, as adjusted	$(0.06)	$0.00	$0.10	$0.11

(1)         Represents a pretax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)         Represents the un-realized gain on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes that the presentation of  “Income from operations as adjusted” is useful to investors to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes critical operating decisions based upon these metrics. Accordingly, disclosure of these non-GAAP measures provides investors with the same information that management uses to understand the Company’s true economic performance year over year.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

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MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income from Continuing Operations to Earnings

Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) from Continuing Operations and EBITDA from Continuing Operations, as adjusted

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010

Income (loss) from continuing operations, net	$(1,004)	$1,229	$880	$2,701

Interest expense, net	4,962	3,800	9,966	7,685
Provision (benefit) for income taxes	(704)	641	804	1,960
Depreciation and amortization	12,616	11,784	25,222	23,360

EBITDA from continuing operations	15,870	17,454	36,872	35,706

Gain on sale of real estate (1)	—	—	(403)	—
Gain related to derivative instruments (2)	(439)	(1,965)	(501)	(1,723)
Incremental costs of proxy contests	593	138	971	235

EBITDA from continuing operations, as adjusted	$16,024	$15,627	$36,939	$34,218

(1)         Represents a pretax gain recognized in connection with the sale of a facility in Tampa, Florida on January 2, 2009.

(2)         Represents the un-realized gain on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA from continuing operations is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA from continuing operations is EBITDA from continuing operations further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA from continuing operations and Adjusted EBITDA from continuing operations are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA from continuing operations and Adjusted EBITDA from continuing operations are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA from continuing operations and Adjusted EBITDA from continuing operations as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA from continuing operations and Adjusted EBITDA from continuing operations exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain

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our business.  In addition, our measures of EBITDA from continuing operations and Adjusted EBITDA from continuing operations are different from those used in the covenants contained in our senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA from continuing operations and Adjusted EBITDA from continuing operations only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.